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Exhibit 99.1

         GOLF TRUST OF AMERICA, INC. ANNOUNCES CONCLUSION OF ANALYSIS OF
                             STRATEGIC ALTERNATIVES


CHARLESTON, SC, SEPTEMBER 28, 2000 -- Golf Trust of America, Inc. (AMEX:GTA), today announced that its Board of Directors has elected to sell the Company or execute an orderly disposition of the assets of the Company. The details of such action will be developed in due course and submitted to the shareholders for approval.

In February of 2000, the Company retained Banc of America Securities LLC as its financial advisor to assist the Company's Board of Directors in a review of strategic alternatives and to contact potential investors/acquirers. As a result of information gathered in this process, the continuing review of the strategic alternatives available and based upon the advice received from its financial advisor, together with Company counsel and Company management, the Board of Directors has concluded that it is in the best interests of the Company's shareholders to either effect a sale of the Company or an orderly disposition of its assets.

The Board has appointed a special committee of the independent Board members in contemplation of a bid for the Company or any of the Company's assets from Larry Young, a Company board member, the Company's largest unit holder, and the owner of the Company's largest lessee(s).

Golf Trust of America, Inc. with headquarters in Charleston, South Carolina, is a self-administered REIT originally formed to capitalize on the consolidation opportunities in the ownership of golf courses in the United States. The Company has acquired interests in 47 (18-hole equivalent) courses located in 17 states (Alabama, California, Florida, Georgia, Illinois, Kansas, Kentucky, Michigan, Missouri, Nebraska, New Mexico, North Carolina, Ohio, South Carolina, Texas, Virginia and West Virginia).

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THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THESE STATEMENTS INCLUDE ALL STATEMENTS REGARDING THE COMPANY'S INTENTIONS AND STRATEGIES FOR PURSUING A SALE OF THE COMPANY OR DISPOSITION OF ITS ASSETS. THE MATTERS DESCRIBED IN THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO MANY RISKS AND UNCERTAINTIES, INCLUDING, FOR EXAMPLE, RISKS RELATED TO THE FLUCTUATING PRICE OF COMPANY STOCK AND FLUCTUATING REAL ESTATE PRICES, AS WELL AS THE RISKS DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY'S ANTICIPATED ACTIONS, AS DESCRIBED IN THIS PRESS RELEASE, MAY NOT OCCUR AND THE COMPANY'S, PUBLIC STOCK PRICE AND/OR ITS FINANCIAL POSITION AND RESULTS OF OPERATIONS MAY SUFFER AS A RESULT.